EXHIBIT 2.8 TO FORM 8-K

                           RELEASE OF PLEDGE AGREEMENT

         This Release of Pledge Agreement ("Agreement") is entered into by and between William O. Merritt, Andrew J. Kacic, Dennis W. Miller, Vincent W. Bustillo and Efrain Diaz (the "Releasing Parties"), AutoPrime, Inc., a Nevada corporation ("AutoPrime") and L. E. Creel, III ("Escrow Agent"), and is part of a transaction detailed in a certain Master Agreement of even date (the "Transaction").

                                    RECITALS

         A. Effective October 31, 1997, the Releasing Parties, AutoPrime and the Escrow Agent entered into a certain Pledge Agreement, a copy of which is attached hereto and incorporated herein (the "Pledge Agreement").

         B.        The 600,000 shares of common stock of AutoCorp Equities, Inc.
                  ("AutoCorp") which was pledged to AutoPrime by the Releasing Parties is to be released from pledge and transferred to AutoCorp and/or its designees, as a part of the Transaction.

         C. It is the desire and intention of the parties hereto that the Pledge Agreement be terminated and that the 600,000 shares of pledged AutoCorp common stock be released by the Escrow Agent.

                                   AGREEMENT:

         1. The Escrow Agent shall release the pledged 600,000 shares of common stock of AutoCorp (the "Common Stock") and deliver the same to Charles Norman, president of AutoCorp, for transfer, as authorized agent and attorney-in-fact for, each and all of the Releasing Parties, all of such Common Stock to be transferred to such persons and entities as are designated by AutoCorp.

         2. For the purpose of such transfer, Charles Norman is hereby appointed Authorized agent and attorney-in-fact for each of the Releasing Parties, to the full extent of their respective



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                  interests, if any, in such Common Stock, and Charles Norman is hereby granted the power and authority, and is directed, to endorse, transfer, assign and deliver all such Common Stock to AutoCorp, and/or to AutoCorp's designees.

         3. The Pledge Agreement is hereby terminated and rescinded, and hereafter shall have no purpose or effect.

         4. Each of the Releasing Parties and AutoPrime hereby fully releases and discharges the Escrow Agent from (i) all of his duties and obligations under the Escrow Agreement and (ii) all claims, causes of action, responsibilities, damages and liabilities, known or unknown, which may now, may have in the past, or may in the future, directly or indirectly arise under or be related to the Pledge Agreement or to any transaction or event related thereto.

         Executed this 30th day of December, 1998.

                                      AUTOPRIME, INC.

                                      By:/s/      Robert A. Baker
                                         ---------------------------------------
                                                  Robert A. Baker

                                         /s/      William O. Merritt
                                         ---------------------------------------
                                                  William O. Merritt

                                         /s/      Andrew J. Kacic
                                         ---------------------------------------
                                                  Andrew J. Kacic

                                         /s/      Dennis W. Miller
                                         ---------------------------------------
                                                  Dennis W. Miller

                                         /s/      Vincent W. Bustillo
                                         ---------------------------------------
                                                  Vincent W. Bustillo

                                         /s/       Efrain Diaz
                                         ---------------------------------------
                                                  Efrain Diaz

                                         /s/      L.E. Creel, III
                                         ---------------------------------------
                                                  L. E. Creel, III, Escrow Agent